Exhibit 99.1

RBC MLP Conference November 16-17, 2016

LEGAL NOTICE / FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation.These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements.Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. Our pending VTTI Acquisition may not be consummated. Our pending acquisition of 50% of the outstanding share capital of VIP Holding B.V., which owns all of the outstanding share capital of VTTI B.V. (“VTTI”) from VIP Terminals Finance B.V. (the “VTTI Acquisition”) is subject to closing conditions and certain regulatory approvals, including the expiration of any waiting periods under the Hart-Scott-Rodino Act, as amended. If these conditions are not satisfied or waived, the VTTI Acquisition will not be consummated. If the closing of the VTTI Acquisition is substantially delayed or does not occur at all, or if the terms of the VTTI Acquisition are required to be modified substantially due to regulatory concerns, we may not realize the anticipated benefits of the VTTI Acquisition fully or at all. © Copyright 2016 Buckeye Partners, L.P. 2

ORGANIZATIONAL OVERVIEW Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions generating stable and consistent cash flows LTM Adjusted EBITDA(1) - $1.017 billion BPL LTM Unit Performance Relative to Alerian(2) 20.0% 10.0% 0.0% -10.0% -20.0% -30.0% Domestic Pipelines & Terminals One of the largest independent liquid petroleum products pipeline operators in the United States with pipelines located primarily in the Northeast and Midwest and liquid petroleum products terminals located throughout the United States Global Marine Terminals One of the largest integrated networks of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean Merchant Services Markets liquid petroleum products in areas served by Domestic Pipelines & Terminals and Global Marine Terminals -40.0% Market and Financial Highlights Market Data(3) Unit Price Market Capitalization Yield $64.71 $9.1 billion 7.6% Financial Data(1) Adjusted EBITDA Distribution per Unit (Annualized) Distribution Coverage Ratio Debt to Adjusted EBITDA Ratio $1.017 billion $4.90 1.16x 3.98x (1) Last twelve months through September 30, 2016. See Non-GAAP Reconciliations at end of presentation. (2) Last twelve months relative performance from October 1, 2015 through September 30, 2016. (3) As of November 9, 2016. BPL: 13.6% AMZ: -0.1%

VTTI B.V. ACQUISITION OVERVIEW



Transaction Overview

- Buckeye has entered into a definitive agreement to acquire 50% of the equity interest in VTTI B.V. ("VTTI") from Vitol for $1.15 billion
- VTTI, based in the Netherlands, is an independent provider of storage and terminalling services for refined products, LPG and crude oil
- VTTI owns 13 terminals in 12 countries on five continents with a total gross storage capacity of more than 54MMBbls(1)
  - 6 terminals owned both directly and indirectly via VTTI Energy Partners LP, a publicly-traded limited partnership formed in 2014
- Focused on international terminal investments in key global energy hubs and in locations where product flows are increasing
- 100% of VTTI revenue is fee-based with no direct commodity price exposure
- Not dependent on absolute oil price levels or drilling economics to support growth

Simplified Transaction Structure



BUCKEYE PARTNERS, L.P.
Vitol
50%
50%
VTTI B.V.
100%
100%
7 Terminals
18.5MMBbls(1)
"TopCo"
VTTI MLP Partners B.V.
49%
100%
46% LP
52% LP
Public
(LP Interests)
vtti energy partners
2% GP
100% IDRs
VTTI Energy
Partners GP LLC
(General Partner)
51%
VTTI MLP B.V.
(VTTI Operating)
6 Terminals
35.7MMBbls
"OpCo"

Asset Highlights

- Coastal assets with deepwater draft at international hub locations
- Easy and proximate access to demand markets and supply centers
- Assets built with traders in mind, emphasizing optionality and flexibility
- High level of customer service, with a focus on providing tailor-made solutions
- Multiple modes of connectivity
- Equipped with advanced infrastructure
- Strong environmental and safety track record with safety-oriented operational philosophy and culture

BUCKEYE PARTNERS, L.P.

(1) Includes 0.8MMBbls currently under development in Cape Town, South Africa expected to be placed into service first half of 2017.

© Copyright 2016 Buckeye Partners, L.P.

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VTTI ASSET FOOTPRINT Gross Capacity (MMBbls) Ownership Interest Amsterdam, Netherlands Rotterdam, Netherlands Antwerp, Belgium Region / Location OpCo (VTTI MLP B.V.) Europe / Amsterdam Europe / Rotterdam Europe / Antwerp Middle East / Fujairah Asia / Malaysia North America / Florida 100% 90% 100% 90% 100% 100% 8.4 7.0 4.2 7.6 5.6 2.8 Ventspils, Kaliningrad, Russia Latvia TopCo (VTTI) Vasiliko, Cyprus Cape Canaveral, Europe / Latvia Europe / Russia Europe / Cyprus South America / Argentina Africa / Kenya Africa / Nigeria Asia / Malaysia expansion Middle East / Fujairah expansion Cape Town (in service 2017) 49% 100% 100% 100% 100% 50% 100% 90% 70% 7.5 0.3 3.4 1.3 0.7 0.1 1.7 2.7 0.8 Florida Fujairah, UAE Lagos, Nigeria Johor, Malaysia Mombasa, Kenya Buenos Aires, Argentina Cape Town, South Africa < 5 MMBbls 20 MMBbls VTTI Locations © Copyright 2016 Buckeye Partners, L.P. 5 VTTI provides Buckeye diversification into the eastern and southern hemispheres and creates a comprehensive international marine terminal platform with terminals in key global hubs Total VTTI 54.2 TopCo 18.5 OpCo 35.7 Terminal Location & Capacity Summary

STRATEGIC RATIONALE



International Marine Terminal Platform

- Immediate world-wide presence with sizeable assets in key global hubs (ARA[1], Singapore, Middle East)
- High quality assets consisting of retrofitted terminals and newly constructed facilities, all designed with a focus on customer optionality
- Hard to replicate global network with multimodal access (marine, road, pipeline, rail)
- Talented existing management, commercial, operational and regulatory personnel in place at VTTI offers an effective entry into the international terminalling space

High Growth Business

- Track-record of successful greenfield development and acquisitions across the globe, having developed 34MMBbls[2] of new storage capacity and integrated an additional 17MMBbls of storage capacity through acquisitions across five continents since 2006
- A deeper pool of M&A and greenfield development opportunities exists internationally, as emerging economies drive growing international refined products demand
- Currently evaluating new projects at attractive multiples

Vitol Partnership

- Vitol drives substantial business through VTTI and, as 50% partner, will continue supporting development of new opportunities and commercial use of the existing asset base[3]
- A partnership with Vitol, the largest world-wide international trader of petroleum products, provides unique insight and visibility towards current and future product flows and growth opportunities

Financially Attractive Investment

- Meaningful, immediate accretion to distributable cash flow
- Anticipated long-term acquisition multiple below 10x[4]
- Diversified, stable cash flows underpinned by global refined products flows
- Average utilization of ~97% over past 4 years
- No direct commodity price exposure

BUCKEYE PARTNERS, L.P.

(1) Amsterdam, Rotterdam, and Antwerp.
(2) Includes 0.8MMBbls currently under development in Cape Town, South Africa expected to be placed into service first half of 2017.
(3) Vitol accounts for ~70% of total current VTTI revenue.
(4) Reflects expected EBITDA multiple in 2020. See Non-GAAP Reconciliations at end of presentation.

© Copyright 2016 Buckeye Partners, L.P.

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RECENT DEVELOPMENTS AND QUARTERLY HIGHLIGHTS



Buckeye reported last twelve months distribution coverage of 1.16x(1)

All segments contributed to 33% increase in Adjusted EBITDA quarter over prior year quarter

Domestic Pipelines & Terminals

- Continued strength and demand for storage assets as well as improved pipeline transportation, throughput revenues and product recoveries

Global Marine Terminals

- Improved utilization and higher rates; boasting 99% utilization of available storage capacity
- Successful recontracting of all capacity up for renewal through the end of the third quarter
- Full quarter contribution from Buckeye Texas Partners' South Texas assets

Merchant Services

- Strong rack margins along with continued benefit from disciplined business strategy to improve supply management and optimize assets

Demonstrated continued success of diversification strategy and quality of Buckeye commercial, technical, and operating teams

Quarterly Adjusted EBITDA Growth(2)


$223.5
$212.9
$206.5
$204.2
$244.5
$244.6
$256.6
$271.6
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16

Distribution Coverage Improvement(2)


1.04x
0.99x
0.96x
1.02x
1.16x
2012
2013
2014
2015
LTM(1)

BUCKEYE PARTNERS, L.P.

(1) Last twelve months through September 30, 2016. See Non-GAAP Reconciliations at end of presentation.
(2) See Non-GAAP Reconciliations at end of presentation.

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LOOKING FORWARD



Expect to maintain quarterly distribution growth of $0.0125 per quarter for 2016

Buckeye has limited commodity exposure
- Well positioned compared to peers with gathering and processing or upstream exposure
- Exposure to commodity prices, primarily related to settlement and butane blending, represents less than five percent of Adjusted EBITDA

Domestic system is primarily demand-pull, limiting impact of supply disruptions

Consistent and predictable fee-based cash flows across consolidated asset platform

Strong demand for storage assets across our system
- High utilization of available capacity in GMT segment
- Strong demand for product storage across domestic assets

Limited counterparty non-performance risk
- Stable utilization by generally credit-worthy counterparties
- Lien rights on storage inventory
- Credit enhancements, such as letters of credit, collateral, lien rights, and/or prepayments, utilized as necessary

Expect to maintain consistent quarterly distribution growth

Strong balance sheet with sufficient liquidity to fund capital needs without accessing capital markets

Expected 2016 growth capital → $300-330 million
- Available liquidity on revolver(1) $1.1 billion
- Debt to adjusted EBITDA ratio(2) 3.98x

No debt maturities in 2016



Debt Maturities Over Next 5 Years
$ In Millions
800
700
600
500
400
300
200
100
-
$125M
$700M
$275M
$421M
2016
2017
2018
2019
2020(3)

Market-based tariffs represent significant portion of pipeline revenue



11%
43%
46%
FERC Index
Market-Based
Other

BUCKEYE PARTNERS, L.P.

(1) For September 30, 2016.
(2) Last twelve months through September 30, 2016. See Non-GAAP Reconciliations at end of presentation.
(3) Reflects September 30, 2016 balance on revolving credit facility, which matures in 2020.

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SYSTEM MAP Chicago Complex NY Harbor Caribbean Gulf Coast 9 Geographically Diversified Four Buckeye Hubs

TRANSFORMATION SINCE 2010 Significant Geographic Diversification From Acquisitions Global Marine Terminals Segment Provides Significant Diversification in Adjusted EBITDA(1) $1,017.4 $868.1 3% $763.6 2% (2) (2) 2011 2012 2013 2014 2015 LTM Domestic Pipelines & Terminals Global Marine Terminals Merchant Services Natural Gas Invested over $7 Billion in Acquisitions and Internal Growth $2.5 $2.0 $1.5 oAcquired over 80 million bbls of storage capacity $1.0 oAcquired over 65 domestic and international terminals, including over 25 marine locations, which provide additional optionality oCreated four hubs through acquisitions and commercial efforts $0.5 $0.1 $0.0 (3) 2010 2011 20122013 2014 2015 2016 Internal Growth Acquisitions (1) (2) (3) Last twelve months through September 30, 2016. See Non-GAAP Reconciliation at end of presentation. Includes 1% of total Adjusted EBITDA for Natural Gas segment. Illustrates mid-point of projected capital spend. 10 In billions $1.9 $0.9 $0.9 $0.3 $0.5 $0.4 $0.3 $0.3 $0.3 $0.3 $1.1 $648.8 3% 41% $559.5 37% $487.9 30% 23% 23% 56% 60% 70% 23% 75% 76% 76%

DIVERSIFICATION DRIVES STABILITY Diversified portfolio generates stable, fee-based cash flows; 95% of our September 30 YTD Adjusted EBITDA was fee-based PRODUCT DIVERSIFICATION 2010 3% 2016 (3) Buckeye Texas Partners Refined(1) Crude Oil/Condensate Other(2) oContribution from the build-out of our Buckeye Texas Partners facility, including splitter and LPG refrigerated storage Other diversification opportunities oExploring opportunities to utilize our footprint to provide producers with logistics solutions for condensates and NGLs oExpanding butane blending capabilities oAnalyzing the potential start-up of asphalt production in the New York Harbor 35% 97% GROWTH OF TERMINALS REVENUE AS % OF TOTAL P&T/GMT(4) AS % OF DOMESTIC P&T 2016(3) 2016(3) 2010 Pipelines Terminals 30% 70% (1) Refined products primarily include gasoline, jet fuel, diesel and heating oil. (3) Through September 30, 2016 YTD. (2) Other products primarily include fuel oil, butane, propylene, diluent and asphalt. (4) Includes domestic and international pipelines and terminals businesses. 11

GROWTH CAPITAL PROJECTS



Expect to invest $300-330 million in growth capital

DOMESTIC PIPELINES & TERMINALS

- Projects to address the west to east market shift as refiners look for alternatives to offset competitive pressure from Midwestern supply
  - Michigan/Ohio Expansion – Phases One & Two
- Cross Town Pipeline project expected to increase pipeline connectivity from Buckeye's Chicago Complex to multiple terminals in western Chicago as well as increase fungible storage capacity and relieve congestion
- Expansion of Harristown terminal facility to increase its throughput capacity by adding truck racks and improving pipeline flows
- Further expand storage, throughput capacity and service capabilities in the Chicago Complex to support growing needs of major Midwestern refinery customers

GLOBAL MARINE TERMINALS

Corpus Christi

- Remaining construction at Texas Hub completed and placed into service in Q1 2016
- Added connections to nearby refineries and fractionators to bring in various feedstocks such as naphtha and LPG in 2016
- Additional initiatives include asset optimization and enhanced connectivity

New York Harbor

- Further enhance competitive position by improving the facilities' interconnectivity, marine handling, blending and pipeline takeaway capabilities along with incremental storage capacity
- Potential restart of asphalt production at Perth Amboy facility contingent upon execution of long-term tolling agreement

Evaluating significant potential strategic capital investment opportunities that are anticipated to generate long-term value for our unitholders

BUCKEYE PARTNERS, L.P.

12

WEST TO EAST MARKET SHIFT Buckeye expects to benefit from offering advantaged Midwestern refiners further transportation options to eastern markets Michigan/Ohio Expansion – Phase Two Michigan/Ohio Expansion – Phase One oFurther expand Buckeye’s capabilities to move refined product barrels from Midwestern refineries to Pittsburgh and further to destinations in Central Pennsylvania to satisfy shipper demand oIncludes partial reversal of Buckeye’s Laurel Pipeline to move product from Pittsburgh into Central Pennsylvania oExpected completion by the end of 2018 oRecently announced a successful open season with 10-year shipper commitments oFacilitate transportation of refined petroleum products from Midwestern refining centers eastward as far as western Pennsylvania oMechanical completion accomplished in Q3 2016; ramping up service and expect the full earnings contribution to be reached early in 2017 oSecured 10-yr shipper commitments from major oil companies totaling 50,500 barrels per day oConstruction includes a new 5-mile pipeline, tank restorations, infrastructure improvements, and pump upgrades Pipeline construction for Michigan/Ohio Expansion 13

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE Adjusted EBITDA (in millions)(1)(2) Cash Distribution Coverage Ratio(1)(2)(3) $1,017.4 $868.1 1.16x $763.6 1.04x 1.02x 0.99x 0.96x $648.8 $559.5 2012 2014 2015 LTM 2013 2012 2013 2014 2015 LTM Cash Distributions per Unit – Declared(2) Debt to Adjusted EBITDA Ratio(2) 5.24x 5.09x 4.63x 4.43x 3.98x 2012 2014 2015 2013 LTM (1) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. 2012 Adjusted EBITDA amount includes the Natural Gas Storage business, which was previously reported as part of our continuing operations. (2) Last twelve months through September 30, 2016. See Non-GAAP Reconciliations at end of presentation. (3) Distributable cash flow divided by cash distributions declared for the respective periods. 15 $4.150 2012 $4.275 2013 $4.475 2014 $4.675 2015 $4.825 LTM

INVESTMENT SUMMARY Diverse portfolio of assets built through acquisitions and internal investment that deliver stable financial results despite volatile and depressed commodity price environment oPredominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities oSignificant geographic and product diversity, including access to international logistics opportunities, broader product service capabilities and significant near-term growth projects oRecently announced acquisition of VTTI establishes immediate worldwide presence in one of the largest independent global marine terminal businesses with attractive growth profile oUninterrupted distributions to our unitholders each quarter for the past 30 years oExpect to maintain consistent quarterly distribution growth oLower cost of capital realized from elimination of GP IDRs oImportant differentiation from many MLP peers oStrong balance sheet supporting investment grade credit rating oExposure to counterparty non-performance is limited oMore commercially focused, increased employee empowerment and team work, more accountability and increased incentive pay for success Bahamas Hub tank farm Buckeye Texas Partners condensate splitters 16

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash generating performance of Buckeye from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unit holders. Distributable cash flow is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow eliminate: (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations; (ii) charges for obligations expected to be settled with the issuance of equity instruments; and (iii) items that are not indicative of our core operating performance results and business outlook. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. This presentation references forward-looking estimates of Adjusted EBITDA investment multiples projected, to be generated by the investment in VTTI. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the investment for the applicable periods is not accessible. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the operations of the partnership with VTTI without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the 50 percent interest in the partnership with Vitol is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA. © Copyright 2016 Buckeye Partners, L.P. 18

NON-GAAP RECONCILIATIONS
In millions, except ratios



	2012	2013	2014	2015	LTM[3]
Adjusted EBITDA from continuing operations[1][2]:					
Domestic Pipelines & Terminals	$422.7	$486.5	$532.1	$522.2	$569.4
Global Marine Terminals	128.6	149.7	239.6	323.9	415.8
Merchant Services	1.1	12.6	(8.1)	22.0	32.2
Natural Gas Storage	7.1	-	-	-	
Adjusted EBITDA from continuing operations	$559.5	$648.8	$763.6	$868.2	$1,017.4
Reconciliation of Income from continuing operations to Adjusted EBITDA and Distributable Cash Flow[1]:					
Income from continuing operations	$230.5	$351.6	$334.5	$438.4	$574.8
Less: Net income attributable to non-controlling interests	(4.1)	(4.2)	(1.9)	(0.3)	(12.9)
Income from continuing operations attributable to Buckeye Partners, L.P.	226.4	347.4	332.6	438.1	561.9
Add: Interest and debt expense	115.0	130.9	171.2	171.3	188.3
Income tax expense (benefit)	(0.7)	1.1	0.5	0.9	1.1
Depreciation and amortization	146.4	147.6	196.4	221.3	245.3
Deferred lease expense	3.9	-	-	-	-
Non-cash unit-based compensation expense	19.5	21.0	21.0	29.3	34.5
Asset impairment expense	60.0	-	-	-	-
Acquisition and transition expense	-	11.8	13.0	3.1	0.7
Litigation contingency reserve	-	-	40.0	15.2	-
Less: Amortization of unfavorable storage contracts	(11.0)	(11.0)	(11.1)	(11.1)	(8.7)
Gains on property damage recoveries	-	-	-	-	(5.7)
Adjusted EBITDA from continuing operations	$559.5	$648.8	$763.6	$868.1	$1,017.4
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(111.5)	(122.4)	(156.7)	(154.5)	(171.5)
Income tax expense, excluding non-cash taxes	(1.1)	(0.7)	(0.7)	(1.6)	(1.7)
Maintenance capital expenditures	(54.4)	(71.5)	(79.4)	(99.6)	(112.0)
Distributable cash flow from continuing operations	$392.5	$454.2	$526.8	$612.4	$732.2
Distributions for coverage ratio[4]	$376.2	$456.5	$549.5	$603.2	$633.5
Coverage Ratio	**1.04x**	**0.99x**	**0.96x**	**1.02x**	**1.16x**
Reconciliation of Debt to Adjusted EBITDA Ratio:					
Line of credit	$206.2	$226.0	$166.0	$111.5	$218.3
Long-term debt	2,727.1	3,075.2	3,368.6	3,732.8	3,826.9
Total debt	$2,933.3	$3,301.2	$3,534.6	$3,844.3	$4,045.2
Adjusted EBITDA from continuing operations	$559.5	$648.8	$763.6	$868.1	$1,017.4
Debt to Adjusted EBITDA Ratio	**5.24x**	**5.09x**	**4.63x**	**4.43x**	**3.98x**

(1) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. 2012 Adjusted EBITDA amount includes the Natural Gas Storage business, which was previously reported as part of our continuing operations.
(2) Adjusted Segment EBITDA reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013 and December 2015.
(3) Last twelve months through September 30, 2016.
(4) Represents cash distributions declared for limited partner units outstanding as of each respective period. Last twelve months amount reflects actual cash distributions paid for Q4 2015 through Q2 2016 and estimated cash distributions for Q3 2016.

BUCKEYE PARTNERS, L.P.

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